UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 7/22/2014

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

UMB Financial Corporation (the “Company”) is furnishing a revised copy of the press release announcing the financial results for the quarter ending June 30, 2014. The original press release stated that the Company’s total assets under management were $43.7 million as of June 30, 2014. The Company’s total assets under management were $43.7 billion as of June 30, 2014. A copy of the revised press release is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Revised press release announcing financial results for quarter ending June 30, 2014, and announcing dividend declaration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Brian J. Walker
Brian J. Walker EVP, Chief Financial Officer And Chief Accounting Officer

Date: July 24, 2014